Exhibit 99.1

Ocean Power Technologies Announces Commercial Update

Webcast Presentation and Conference Call on Thursday, November 14 at 11:00 a.m. EST

Monroe Township, N.J., November 7, 2019 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (NASDAQ: OPTT), a leader in innovative ocean energy solutions, today announced it will host a Commercial Update webcast and conference call on Thursday, November 14 at 11:00 a.m. EST. The presentation will include details of OPT’s recently announced sale of a PB3 PowerBuoy® to Enel Green Power Chile, as well as updates on current projects, the products and services pipeline, and a review of new product innovations.

Investors, analysts, members of the media, and general public interested in viewing the live presentation are encouraged to join a webcast of the call available on the Company’s website at https://www.oceanpowertechnologies.com/investor-relations.

Event: Ocean Power Technologies Commercial Update

Date: Thursday, November 14, 2019

Time: 11:00 a.m. Eastern Standard Time

Dial-In Number (U.S.): 877-407-8291

Dial-In Number (Int): 201-689-8345

A digital replay will be available by telephone approximately two hours after the completion of the call until February 14, 2020, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID# 13696594. The webcast will also be archived on the Ocean Power Technologies investor relations website.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy® and the near-term availability of its hybrid PowerBuoy® and Subsea Battery Solution, along with its Innovation and Support Services provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investor Relations Contact:

Matthew Abenante, IRC

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Ocean Power Technologies, Inc.

www.oceanpowertechnologies.com